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                                                                     EXHIBIT 4.5


                       RESTRICTED STOCK PURCHASE AGREEMENT

        THIS AGREEMENT is made between ___________________________ (the "Purchaser") and Leap Wireless International, Inc. (the "Company"), as of __________________, 2001.

                                    RECITALS

        A. Purchaser will, upon commencing his employment with Leap, receive _________ of shares of Common Stock of the Company which have not become vested under the Vesting Schedule set forth on Exhibit B to this Agreement (the "Vesting Schedule") (such shares, to the extent they remain unvested from time to time, shall be referred to as "Unvested Shares"). Such Unvested Shares will continue to vest over time and will become vested in accordance with the Vesting Schedule set forth on the Vesting Schedule. The Unvested Shares and the shares subject to this Agreement that have become vested are sometimes collectively referred to herein as the "Shares."

        B. Prior to and as partial consideration of Purchaser's receipt of the Unvested Shares, Purchaser must execute this Restricted Stock Purchase Agreement, which sets forth the rights and obligations of the parties with respect to Unvested Shares.

        1.     Repurchase Option.

               (a) Upon the Purchaser's termination of employment for any reason, including without limitation, for cause or resignation, but excluding death or Disability, the Company shall have the right and option to purchase from Purchaser, or Purchaser's personal representative, as the case may be, all or a portion of the Purchaser's Unvested Shares as of the date of such termination at a price equal to one cent ($0.01) per Share (the "Repurchase Option"). "DISABILITY" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

               (b) Upon the termination of employment of Purchaser for any reason other than death or Disability, the Company may exercise its Repurchase Option by delivering personally or by registered mail, to Purchaser (or his transferee or legal representative, as the case may be), not later than seventy-five (75) days following the date of such termination of employment, a notice in writing indicating the Company's intention to exercise the Repurchase Option and setting forth a date for closing no later than fifteen (15) days from the mailing of such notice. The closing shall take place at the Company's office on such designated date. At the closing, the holder of the certificates for the Unvested Shares being transferred shall deliver the stock certificate or certificates evidencing the Unvested Shares, and the Company shall deliver the purchase price therefor.

               (c) If the Company does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within the applicable 75-day period, the Repurchase Option shall terminate.


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               (d)    One hundred percent (100%) of the Unvested Shares shall
initially be subject to the Repurchase Option. The Unvested Shares shall be released from the Repurchase Option in accordance with the Vesting Schedule until all Shares are released from the Repurchase Option, subject to acceleration upon the Purchaser's death (including death following termination of employment due to Disability). Fractional Shares shall be rounded to the nearest whole share.

               (e) In the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding common stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Unvested Shares shall be immediately subject to the Repurchase Option. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Unvested Shares at the time subject to the Repurchase Option hereunder and to the price per share to be paid upon the exercise of the Repurchase Option in order to reflect the effect of any such transaction upon the Company's capital structure; provided, however, that the aggregate purchase price shall remain the same.

        2.     Transferability of the Shares; Escrow.

               (a) Upon issuance, the certificates for any Unvested Shares purchased hereunder shall be deposited in escrow with the Company to be held in accordance with the provisions of this Section 2. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form of Exhibit A-1. The deposited certificates, together with any other assets or securities from time to time deposited with the Company pursuant to the requirements of this Agreement, shall remain in escrow until such time or times as the certificates (or other assets and securities) are repurchased, are to be released or otherwise are surrendered for cancellation in accordance with paragraph 2(d) below.

               (b) To insure the availability for delivery of Purchaser's Unvested Shares upon repurchase by the Company pursuant to the Repurchase Option under Section 1, Purchaser hereby authorizes, directs and appoints the secretary of the Company, or any other person designated by the Company as escrow agent, as its attorney-in-fact to sell, assign and transfer the Unvested Shares as to which the Repurchase Option has been exercised from the Purchaser to the Company. As a further condition to the Company's obligations under this Agreement, the spouse of the Purchaser, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit A-2.

               (c) All regular cash dividends on the Unvested Shares (or other securities at the time held in escrow) shall be paid directly to the Purchaser and shall not be held in escrow. However, in the event of any stock dividend, stock split, recapitalization or other change affecting the Company's outstanding common stock as a class effected without receipt of consideration, any new, substituted or additional securities or other property which is by reason of such transaction distributed with respect to the Unvested Shares shall be immediately delivered to the Company to be held in escrow under this Section 2, but only to the extent the Unvested Shares are at the time subject to the escrow requirements of paragraph 2(a) above. The Unvested Shares, together with any other assets or securities held in escrow hereunder, shall be subject to the following terms and conditions


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relating to their release from escrow or their surrender to the Company for repurchase and cancellation:

                      (i) Should the Company (or its assignees) elect to exercise the Repurchase Option under Section 1 hereof with respect to any Unvested Shares, then the escrowed certificates for such Unvested Shares (together with any other assets or securities issued with respect thereto) shall be delivered to the Company, concurrently with the payment to the Purchaser of an amount equal to the aggregate purchase price for such Unvested Shares as set forth in Section 1(a), and the Purchaser shall cease to have any further rights or claims with respect to such Unvested Shares (or other assets or securities attributable to such Unvested Shares).

                      (ii) As the interest of Purchaser in the Unvested Shares (or any other assets or securities attributable thereto) vests in accordance with the provisions of the Vesting Schedule, a certificate for such vested Shares (as well as all other vested assets and securities) shall be released from escrow and delivered to the Purchaser and a certificate representing the Unvested Shares, together with the Assignment Separate from Certificate, shall remain in escrow. The vested Shares shall be delivered in accordance with the following schedule:

                             (A)    The initial release of vested Shares (or
other vested assets and securities) from escrow shall be effected upon the request of the Purchaser thereof at any time following the initial vesting.

                             (B)    Subsequent releases of vested Shares (or
other vested assets and securities) from escrow shall be effected upon the request of the Purchaser thereof, but no more frequently than once each year; provided that Shares which have vested since the last date that Shares were released may also be released upon request of the Purchaser thereof even if the request for that release is within a year of the date of the last release.

                             (C)    Upon the Purchaser's termination of
employment, any escrowed Shares (or other assets or securities) in which Purchaser is at the time vested shall be promptly released from escrow.

                      (d) The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

                      (e) Transfer, pledge or sale of Unvested Shares is not permitted. Transfer, pledge and sale of vested Shares is subject to restrictions on transfer imposed by applicable state and federal securities laws and imposed by this Agreement.

        3. Ownership, Voting Rights, Duties. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein.

        4. Legends. The share certificate evidencing the Shares issued hereunder shall be endorsed with the following legend (in addition to any legend required under applicable state securities laws):


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               THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN
               RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY
               OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

        5. Adjustment for Stock Split. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares which may be made by the Company after the date of this Agreement.

        6. Notices. Notices required hereunder shall be given in person or by registered mail to the address of Purchaser shown on the records of the Company, and to the Company at its principal executive office.

        7. Survival of Terms. This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

        8. Section 83(b) Election. Purchaser hereby acknowledges that he or she has been informed that, with respect to the transfer to him of the Unvested Shares, that unless an election is filed by the Purchaser with the U.S. Internal Revenue Service and, if necessary, the proper state taxing authorities, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code (and similar state tax provisions if applicable) to be taxed currently on any difference between the purchase price of the Shares and their fair market value on the date of purchase, there will be a recognition of taxable income under U.S. tax laws to the Purchaser, measured by the excess, if any, of the fair market value of the Shares, at the time the Company's Repurchase Option lapses over the purchase price for the Shares. Purchaser represents that Purchaser has consulted any tax consultant(s) Purchaser deems advisable in connection with the purchase of the Shares or the filing of the Election under
Section 83(b) and similar tax provisions.

        PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON PURCHASER'S BEHALF.

        9. Representations. Purchaser has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that he (and not the Company) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. This Agreement and the grant of the Unvested Shares do not in any manner imply any commitment or affect the nature of the at will nature of


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Purchaser's employment. Following the execution of this agreement Purchaser's employment will be at will and terminable by the Company or Purchaser without cause or notice.

        10. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

        Purchaser represents that he has read this Agreement and is familiar with its terms and provisions. Purchaser hereby agrees that all actions taken and all decisions or interpretations made by the Board of Directors of the Company in good faith shall be binding upon the parties to this Agreement and all other interested persons.

        IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

                                        LEAP WIRELESS INTERNATIONAL, INC.


                                        By: ____________________________________

                                        Title: _________________________________


                                        PURCHASER

                                        ________________________________________


                                        Address:

                                        ________________________________________


                                        ________________________________________



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                                   EXHIBIT A-1

                      ASSIGNMENT SEPARATE FROM CERTIFICATE


FOR VALUE RECEIVED I, ____________________________________, hereby sell, assign and transfer unto
___________________________________________________________________,
_______________________________ (__________) shares of the Common Stock of Leap
Wireless International, Inc. standing in my name of the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint __________________________________________
___________________________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

        This Assignment Separate from Certificate may be used only in accordance with the Restricted Stock Purchase Agreement between Leap Wireless International, Inc. and the undersigned dated ______________, _____.


Dated: _______________, ________


                                        Signature:______________________________



INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise the Repurchase Option, as set forth in the Restricted Stock Purchase Agreement, without requiring additional signatures on the part of the Purchaser.


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                                   EXHIBIT A-2


                                CONSENT OF SPOUSE


        I, ________________________________, spouse of ________________________
have read and approve the foregoing Agreement. In consideration of granting of the right to my spouse to purchase shares of Leap Wireless International, Inc. as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _______________, ______


                                        Signature:______________________________



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                                    EXHIBIT B


                                VESTING SCHEDULE

TO BE COMPLETED TO SHOW 1/3 TO VEST ON EACH OF THE FIRST THREE ANNIVERSARIES OF EMPLOYMENT.



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